Exhibit 2.5

                                MERGER AGREEMENT


THIS MERGER AGREEMENT (the "Agreement") is entered into on March 18, 2002 between ProCon Systems ApS, a Danish Corporation ("ProCon") and Internet Commerce, Inc., a Florida Corporation ("Subsidiary") which is a fully owned subsidiary company of Safe Technologies International, Inc. a Delaware Corporation ("SFAD").

The Board of Directors of Subsidiary and ProCon believe the merger of ProCon with and into Subsidiary would be advantageous and beneficial and in the best interests of ProCon and Subsidiary and their respective shareholders.

It is the intention of the parties hereto that (i) ProCon shall be merged with and into Subsidiary (the "Merger"), (ii) effective as of Closing the outstanding shares of ProCon will be converted into shares of the Common Stock of Subsidiary (the "Merger Stock"), (iii) the issuance of the Merger Stock shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under applicable state securities laws, pursuant to exemptions from such registration, and (iv) the Merger shall qualify as tax-free reorganization under
Section 36B (a) (1) (A) of the Internal Revenue Code of 1986, as amended (the "Code").

THEREFORE, in consideration of the mutual covenants and agreement set forth herein and intending to be legally bound, the parties hereto agree as follows:

1. RECITALS AND DEFINITIONS:

         (a) The foregoing Recitals are true and correct and are incorporated herein and made a part hereof.

         (b) For the purposes of this Agreement, the terms set forth below shall have the following meanings:

         (c) ProCon Financial Statements means the unaudited financial statements of ProCon as of and for the period ended February 28, 2002.

         (d) Subsidiary Financial Statements means the unaudited financial statements of Subsidiary as of and for the period ended December 31, 2001.

         (e) Closing means the consummation of the transaction of events set forth in Section 11 hereof.

         (f) Closing Date means the day on which the closing is held as set forth in Section 7 hereof and the time that Articles of the Merger are filed in accordance with the laws of the State of Florida.
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         (g) Common Stock means Common Stock $0.001 par value per share, of
Subsidiary.

         (h) Merger means the merger of ProCon with and into Subsidiary, which will result in the conversion of each outstanding share of the common stock of ProCon into shares of the Merger Stock.

2. THE MERGER.

         (a) Subsidiary and ProCon agree that on the Closing Date ProCon shall be merged with and into the Subsidiary, which shall be the surviving corporation, and which will change its name to "ProCon Systems, Inc." Pursuant to the Merger, the shares of stock of ProCon issued and outstanding immediately prior to the Closing shall, without any action on the part of the holder thereof, be converted, pro rata, into a total of 92,000,000 shares of Common Stock of the Subsidiary, representing the Merger Stock. No other consideration shall be payable to the ProCon stockholders in connection with the Merger. The issuance of the Merger Stock will not be registered pursuant to the Securities Act of applicable state securities laws, but will be issued in reliance upon exemptions from such registration.

         (b) From and after the Closing, the Articles of Incorporation and Bylaws of Subsidiary as in effect immediately prior to the Closing shall be the Articles of Incorporation and Bylaws of the surviving corporation, until further amended.

3. REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY. As a material inducement to ProCon to enter into this Agreement and consummate the transactions contemplated hereby, Subsidiary makes the following representations and warranties to ProCon. The representations and warranties are true and correct in all material respects at this date, and will be true in all material respects on the Closing Date as though made on and as of such date.

         (a) Due Organization. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Subsidiary has the corporate power to own its property and to carry on its business as now presently conducted. Subsidiary is qualified to do business and in good standing in each state where the properties owned, issued, and operated or the business conducted by it require such qualification.

         (b) Capitalization. At Closing, the authorized capitalization of Subsidiary will consist of 250,000,000 shares of Common Stock, of which 8,000,000 shares will be issued and outstanding immediately prior to Closing. All issued and outstanding shares will be duly authorized, validly issued, fully paid and non-assessable and will have been issued in compliance with applicable federal and state securities laws and registrations. Except for the foregoing, there are no outstanding or presently authorized securities, warranties, preemptive rights, subscription rights or options to issue any of Subsidiary's securities.

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         (c) Shares of Merger Stock; Nature of Transaction. The Merger Stock
will be validly and legally issued free and clear of all liens, encumbrances, transfer fees, and preemptive rights, and will be fully paid and non-assessable. When consummated, the transactions provided in this Agreement, including the issuance and delivery of the Merger Stock will constitute a tax-free reorganization under Section 368 (a)(1)(A) of the Code.

         (d) Subsidiary Financial Statements. Schedule 3(d) contains the Subsidiary Financial Statements. The Subsidiary Financial Statements and financial information contained therein present fairly the financial conditions of Subsidiary for the periods covered (subject in the case of unaudited statements, no normal year-end audit adjustments which will not be material to Subsidiary, taken as a whole in amount or effect.) The subsidiary Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied. The books and records of Subsidiary financial and other are in all material respects complete and correct and have been maintained in accordance with good business and accounting principals.

         (e) Undisclosed Liabilities. Subsidiary does not have liabilities or obligations of any nature, fixed or contingent, matured or unmatured, that are not shown or otherwise provided for in the Subsidiary Financial Statements, except for liabilities and obligations arising subsequent to the date of the Subsidiary Financial Statements in the ordinary course of business or financial condition of Subsidiary. There are no material loss contingencies (as such terms is used in Statement of Financial Accounting Standards No. 5 of the Financial Accounting Standards Board) of Subsidiary that are being adequately provided for in the Subsidiary Financial Statements.

         (f) Material Adverse Change. Since the date of the most recent Subsidiary Financial Statements, the business of Subsidiary has been operated in the ordinary course and there has not been:

                  (i) Any material adverse change in the business, condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings, or net worth of Subsidiary for such period or at any time during such period.

                  (ii) Any material damage, destruction, or loss (whether or not covered by insurance) affecting Subsidiary or its assets, properties, or business.

                  (iii) Any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of the capital stock of Subsidiary or any direct or indirect redemption, purchase or other acquisition of any such stock or any agreement to do so.

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                  (iv) Any issuance or sale by Subsidiary, or agreement by
Subsidiary to sell or pledge any of its securities. No irrevocable proxies been given with respect to any securities of Subsidiary.

                  (v) Any statute, rule, regulation or order adopted by any government body, agency, or authority (including orders of regulatory authorities with jurisdiction over Subsidiary) that materially and adversely affects Subsidiary or its business or financial condition.

                  (vi) Any material increase in the rate of compensation or in bonus or commission payments payable or to become payable to any of the salaried employees of Subsidiary; provided, however that the subscription shall not restrict or limit Subsidiary in any way from hiring additional personnel who are required for its operations.

                  (vii) Any other events or conditions of any character that may reasonably be expected to have a materially adverse effect on Subsidiary or its business or financial condition.

         (g) Litigation. There are no actions, suits, claims, investigations, or legal, administrative or arbitration proceedings pending or to the knowledge of Subsidiary threatened against Subsidiary whether at law or in equity, or before or by any federal, sate, municipal, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality, nor does Subsidiary know of any basis for any such action, suit, claim, investigation, or proceeding.

         (h) Compliance. Subsidiary has complied in all material respects with all federal, state, local, or foreign laws, ordinances, regulations, and orders applicable to its business including without limitation federal and state securities, banking collection, and consumer protection laws and regulations that, if not complied with would, seriously and adversely effect its business. Subsidiary has all federal, state, local, and foreign governmental licenses and permits necessary for the conduct of its business such as licenses and permits are in full force and effect. Subsidiary knows of no violations of any such licenses or permits, no proceedings are pending or threatened to revoke or limit the use of such licenses or permits.

         (i) Tax Matters. Subsidiary has, or at the time of the Closing hereunder will have, filed all federal state and local tax or related returns and reports due or required to be filed, which reports will accurately reflect all material respects the amount of taxes due. Subsidiary has paid all amounts or taxes or assessments that would be delinquent if not paid as of the date of this Agreement, and will have paid such required amounts as of the Closing Date. There are no tax liens with respect to any properties owned by Subsidiary.

         (j) Due Authorization. This Agreement has been duly authorized, executed, and delivered by Subsidiary and constitutes a valid and binding agreement of Subsidiary enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating limiting or affecting the enforcement of the

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creditors rights generally or by the application of equitable principals.
Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate any order, writ, injunction, or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation. or acceleration under) any provisions of Subsidiary's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which Subsidiary is a party or by which Subsidiary or its properties may be bound or violates any statute, law, rule, or regulation applicable to Subsidiary. No consent or approval by any governmental authority is required in connection with the execution and delivery by Subsidiary of this agreement or the consummation of the transactions contemplated hereby.

         (k) Full Disclosure. Subsidiary has not, and will not have at the Closing Date, withheld disclosure of any events, conditions, and facts of which it may have knowledge and that may materially and adversely affect the business or prospects of Subsidiary.

         (l) No Approvals required. No approval, authorization, consent, order, or other actions of, or filing with, any person, firm, or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by Subsidiary of this Agreement or the consummation of the transactions described herein except to the extent that Subsidiary may be required to file reports in accordance with relevant regulations under federal and state securities laws.

4. REPRESENTATIONS AND WARRANTIES OF ProCon. As a material inducement to Subsidiary to enter into this Agreement and consummate the transactions contemplated hereby, ProCon makes the following representations and warranties to Subsidiary. The representations and warranties are true and correct in all material respects at this date, and will be true in all material respects on the Closing Date as though made on and as of such date.

         (a) Due Organization. ProCon is a corporation duly organized, validly existing and in good standing under the laws of the Kingdom of Denmark. ProCon has the corporate power to own its property and to carry on its business as now presently conducted.

         (b) Capitalization. All issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable.

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         (c) ProCon Financial Statements. Schedule 4(c) contains the ProCon
Financial Statements. The ProCon Financial Statements and financial information contained therein present fairly the financial condition of ProCon as of the date thereof (subject in the case of un-audited statements, no normal year-end audit adjustments which will not be material to ProCon, taken as a whole in amount or effect.) The ProCon Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied. The books and records of ProCon, financial and other, are in all material respects complete and correct and have been maintained in accordance with good business and accounting principles.

         (d) Undisclosed Liabilities. ProCon does not have liabilities or obligations of any nature, fixed or contingent, matured or un-matured, that are not shown or otherwise provided for in the ProCon Financial Statements, except for liabilities and obligations arising subsequent to the date of the ProCon Financial Statements in the ordinary course of business or financial condition of ProCon. There are no material loss contingencies (as such terms is used in Statement of Financial Accounting Standards No. 5 of the Financial Accounting Standards Board) of Subsidiary that are being adequately provided for in the Subsidiary Financial Statements. At or prior to Closing, ProCon will deliver to Subsidiary a copy, and an English translation, of the order discharging in bankruptcy all debts and liabilities of ProCon's predecessor, Pro:Con A/S, or such other documentation as may be acceptable to Subsidiary to demonstrate that ProCon has no liability for any debts or liabilities of such predecessor.

         (e) Material Adverse Change. Since the date of the ProCon Financial Statements, the business of ProCon has been operated in the ordinary course and there has not been:

                  (i) Any material adverse change in the business, condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings, or net worth of ProCon for such period or at any time during such period.

                  (ii) Any material damage, destruction, or loss (whether or not covered by insurance) affecting ProCon or its assets, properties, or business.

                  (iii) Any statute, rule, regulation or order adopted by any government body, agency, or authority (including orders of regulatory authorities with jurisdiction over ProCon) that materially and adversely affects ProCon or its business or financial condition.

                  (iv) Any material increase in the rate of compensation or in bonus or commission payments payable or to become [payable to any of the salaried employees of ProCon; provided, however that the subscription shall not restrict or limit ProCon in any way from hiring additional personnel who are required for its operations.

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                  (v) Any other events or conditions of any character that may reasonably be expected to have a materially adverse effect on ProCon or its business or financial condition.

         (f) Litigation. There are no actions, suits, claims, investigations, or legal administrative or arbitration proceedings pending or to the knowledge of ProCon threatened against ProCon whether at law or in equity, or before or by any federal, sate, municipal, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality, nor does ProCon know of any basis for any such action, suit, claim, investigation, or proceeding.

         (g) Compliance. ProCon has complied in all material respects with all federal, state, local, or foreign laws, ordinances, regulations, and orders applicable to its business including without limitation federal and state securities, banking collection, and consumer protection laws and regulations that, if not complied with would, seriously and adversely effect its business. ProCon has all federal, state, local, and foreign governmental licenses and permits necessary for the conduct of its business such as licenses and permits are in full force and effect. ProCon knows of no violations of any such licenses or permits, no proceedings are pending or threatened to revoke or limit the use of such licenses or permits.

         (h) Tax Matters. ProCon has, or at the time of the Closing hereunder will have, filed all federal state and local tax or related returns and reports due or required tube filed, which reports will accurately reflect all material respects the amount of taxes due. ProCon has paid all amounts or taxes or assessments that would be delinquent if not paid as of the date of this Agreement, and will have paid such required amounts as of the Closing Date. There are no tax liens with respect to any properties owned by ProCon.

         (i) Due Authorization. This Agreement has been duly authorized, executed, and delivered by ProCon and constitutes a valid and binding agreement of ProCon enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating limiting or affecting the enforcement of the creditors rights generally or by the application of equitable principals. Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate any order, writ, injunction, or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation. or acceleration under) any provisions of ProCon's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which ProCon is a party or by which ProCon or its properties may be bound or violates any statute, law, rule, or regulation applicable to ProCon. No consent or approval by any governmental authority is required in connection with the execution and delivery by ProCon of this agreement or the consummation of the transactions contemplated hereby.

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         (j) Full Disclosure. ProCon has not, and will not have at the Closing
Date, withheld disclosure of any events, conditions, and facts of which it may have knowledge and that may materially and adversely affect the business or prospects of ProCon.

         (k) No Approvals required. No approval, authorization, consent, order, or other actions of, or filing with, any person, firm, or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by ProCon of this Agreement or the consummation of the transactions described herein except to the extent that ProCon may be required to file reports in accordance with relevant regulations under federal and state securities laws.

5. COVENANTS AND RELATED AGREEMENTS.

         (a) Conduct of business. From the date hereof through the day of Closing, Subsidiary and ProCon shall conduct their respective businesses in the ordinary course and in material compliance with all requirements of laws to which they are subject, and shall keep their respective business and properties substantially intact. Subsidiary and ProCon shall promptly notify each other of any lawsuit, claims, proceedings, or investigations which after the date hereof are threatened or commenced against it or against any officer, director, employee, affiliate, or consultant of it with respect to the transactions contemplated hereby or which reasonably could be expected to have a material adverse affect. Neither ProCon nor Subsidiary shall issue, commit to issue, redeem, purchase, or amend the terms of any of its capital stock after the date hereof. ProCon and Subsidiary undertake and agree to take no action, which would cause the Merger to fail to qualify as reorganization within the meaning of Section368(a)(1)(A) of the Code, and agree that they will file no tax returns or otherwise takes a position inconsistent with such tax treatment.

         (b) Shareholder Approval. At the earliest practical date following the date hereof, Subsidiary and ProCon shall obtain their respective shareholders' approval adopting this agreement and approving the Merger.

         (c) Additional Capital. ProCon represents that it has received a commitment for up to US$4,500,000 in order to fund its proposed operations. Prior to Closing, ProCon will deliver to SFAD a copy of such written commitment. Any capital raising efforts undertaken by the merged entity will be made only in compliance with all applicable federal and state securities laws.

         (d) Establishment of Public Trading Market. Within 90 days after Closing, new management of the merged entity will prepare and file such Registration Statements and related filings as may be necessary to establish a public trading market for the merged entity's common stock as soon as possible,

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and will retain the services of a nationally recognized investment banking firm to assist the merged entity in establishing and maintaining such a market. If for any reason, such Registration Statements are not filed within such 90 days, the merged entity will then pay to SFAD $5,000, and will pay an additional $5,000 to SFAD on the last day of each month thereafter until such Registration Statements are filed. If for any reason, a public trading market for the Common Stock of the merged entity is not established by December 31, 2002, the merged entity will then pay to SFAD $5,000, and will pay an additional $5,000 to SFAD on the last day of each month thereafter until such a public trading market is established. The foregoing payments are to be liquidated damages for the detriment which will have been suffered by SFAD due to the delay in SFAD's ability to liquidate its stock in the merged entity.

         (e) Spin Off to SFAD Shareholders. After Closing, SFAD will hold 8% of the outstanding shares of the Subsidiary. Prior to the filing of a Registration Statement by the merged entity, SFAD will take such actions as necessary to distribute to its shareholders, pro rata, shares of Common Stock representing four percent (4%) of the outstanding stock of the Subsidiary after Closing. The SFAD shareholders will be required to pay the cost of issuance if they wish to receive physical delivery of their share certificates.

         (f) Delivery of Financial Information. For so long as SFAD is required to include in its periodic filings with the SEC financial or other information regarding the merged entity, the merged entity will supply such information, upon request and in a timely manner.

6. DUE DILIGENCE AND TERMINATION. Subsidiary and ProCon each shall be entitled to conduct, and all of the parties agree to cooperate in the conduct of, such due diligence as Subsidiary or ProCon may wish to conduct prior to and on the Closing Date to verify the truth, accuracy, and completeness of representations and warranties of the other parties to this Agreement. Each party is responsible for paying their own costs for the due diligence.

7. CLOSING DATE. Both parties will diligently and continuously pursue the actions required to close the Merger as soon as possible, but in no event later than March 29, 2002 (the "Closing Date"). The Closing Date may be extended only by mutual written consent of all parties to this Agreement.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF ProCon. All obligations of ProCon under this Agreement are subject to the fulfillment, prior to or on the Closing Date (unless otherwise stated herein), of each of the following conditions, and one or all of which may be waived by ProCon:

         (a) The shareholders of ProCon shall have approved the execution of this Agreement and the Merger hereby.

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         (b) The representations and warranties made by Subsidiary contained in this Agreement or in any certificate or document delivered to ProCon pursuant to the provisions hereof at the Closing shall be true in all material respects at and as of the tine of the Closing as though such representations and warranties were made at and as of such time.

         (c) Subsidiary shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by prior to or at the Closing.

         (d) Any Due Diligence Examination by ProCon prior to the Closing Date shall not have resulted in the discovery of any materially adverse information concerning the business, condition, (financial or otherwise) results of operations, prospects, properties, assets, liabilities, earnings, or net worth of Subsidiary.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF SUBSIDIARY. All obligations of Subsidiary under this Agreement are subject to the fulfillment, prior to or on the Closing Date of each of the following conditions, any one or all of which may be waived in writing by Subsidiary:

         (a) The shareholders of Subsidiary shall have approved the execution of this Agreement and the Merger hereby.

         (b) The representations and warranties made by ProCon contained in this agreement or in any certificate or document delivered to Subsidiary pursuant to the provisions hereof at the Closing shall be true in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

         (c) ProCon shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         (d) Any Due Diligence Examination by Subsidiary prior to the Closing Date shall not have resulted in the discovery of any materially adverse information inconsistent or contradictory to the disclosure and information provided by ProCon to Subsidiary prior to closing.

10. NATURE OF REPRESENTATIONS AND WARRANTIES. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants, and agreements contained in this Agreement or at the Closing of the transaction herein provided for and any investigation that they might have made or any other representations, warranties, covenants, agreements promises or information, written or oral, made by the other party or parties or any other person shall not be deemed a waiver of any breech of any such representation, warranty, covenant, or agreement.

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11. TRANSACTIONS AT CLOSING. At the Closing, the following transactions are to occur simultaneously:

         (a) ProCon will deliver, or cause to be delivered to Subsidiary the following:

                  (i) All corporate records of ProCon, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing Date), stock books, stock transfer books, corporate seals, and such other corporate books and records as Subsidiary and its counsel may reasonably request.

                  (ii) A certificate of Status dated after January 1, 2002, to the effect that ProCon is in active status.

                  (iii) Copies of resolutions of the Board of Directors and Shareholders of ProCon authorizing the transactions contemplated under this Agreement.

                  (iv) Such documents as may be needed to accomplish the Merger under the corporate laws of the state of Florida.

                  (v) Such other instruments, documents, and certificates if any as are required to be delivered pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement.

         (b) Subsidiary will deliver or cause to be delivered to ProCon:

                  (i) Stock issuance instructions to Subsidiary's transfer agent for the issuance of the Merger Stock to the ProCon shareholders.

                  (ii) A certificate of Status for Subsidiary from the Secretary of State of Florida, dated after January 1, 2002, to the effect that such corporation is in active status under the laws of Florida.

                  (iii) Copies of resolutions of the Board of Directors and Shareholders of Subsidiary authorizing the transactions contemplated under this Agreement.

                  (iv) Such documentation as may be needed to accomplish the Merger under the corporate laws of the State of Florida.

                  (v) Resignations of all directors of Subsidiary, election by the stockholder of replacement directors, as designated by ProCon, to serve until the next election of directors by the shareholders of the merged entity, and the resignations of all officers of Subsidiary, except for any officers which the new Board of Directors may wish to retain.

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                  (vi) Such instruments, documents and certificates, if any, as hare required to be delivered pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement.

12.      MISCELLANEOUS.

         (a) Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such further action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purpose of this Agreement.

         (b) Time. Time is of the Essence.

         (c) Survival of Representations. All covenants and agreements made herein shall survive the Closing through all applicable statutes of limitation. All covenants and agreements by or on behalf of the parties hereto that are contained or incorporated in this Agreement shall bind and inure to the benefit of the successors and assigns of all parties hereto.

         (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supercedes all prior negotiations, letters and understandings relating to the subject matter hereof.

         (e) Amendment. This Agreement may not be amended, supplemented, or modifies in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

         (f) Choice of Law. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida.

         (g) Headings. The section and sub screen headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Construction. The parties and their respective legal counsel participated in the preparation of this Agreement therefore; this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

         (i) Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. Such party of any breach of any other provision

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will not construe the waiver by any party of any breach of any provision of this
Agreement to be a waiver by any such party succeeding breach of that provision or a waiver.

         (j) Severability. The invalidity, illegality, or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality, or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this Agreement shall be reformed, construed, and enforced as of such invalid, illegal, or unenforceable provision had never bee contained herein.

         (k) Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach or of ant of the provisions of this Agreement would be inadequate and such breach or threatened breach shall per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond shall be entitled to obtain, and the offending party agrees not to oppose the aggrieved party's request for, adequate relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may be available to the aggrieved party.

         (l) Binding Nature. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

         (m) No Third-Party Beneficiaries. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

         (n) Press Releases and Announcements; Prohibition against Trading in SFAD Stock. Upon execution of this Agreement, SFAD will prepare, send to ProCon for review and approval (such approval not to be unreasonably delayed or withheld), and issue a press release or announcement relating to the Closing of this Agreement. ProCon and SFAD acknowledge that the United States Securities Laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of SFAD, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of SFAD, until the information has become publicly available. Accordingly, ProCon and

                                       13
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SFAD agree that they will instruct their respective directors and officers not to purchase or sell any securities of SFAD, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of SFAD, until no earlier than 72 hours following the dissemination of a Current Report by SFAD on Form 8-K to the SEC announcing the proposed Merger pursuant to this Agreement.

         (o) Review by SEC Attorneys. Both parties acknowledge that they have sought and received counsel from their respective legal and securities counsel prior to entering into this agreement.

         (p) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         (q) Execution by Fax. This Agreement may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.

The balance of this page is intentionally left blank.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first below written. NOTE: SIGNATURE BY ELECTRONIC MEANS IS ACCEPTABLE.


PROCON SYSTEMS APS


By:               /s/ Rene A. Moller

Name:             Rene A. Moller

Title:            Chief Executive Officer

Date:             March 18, 2002


INTERNET COMMERCE, INC.


By:               /s/ Bradford L. Tolley

Name:             Bradford L.  Tolley

Title:            President

Date:             March 18, 2002


SAFE TECHNOLOGIES INTERNATIONAL, INC.


By:               /s/ Michael Posner

Name:             Michael Posner

Title:            President

Date:             March 18, 2002



List of Schedules:

Schedule 3(d)     -Subsidiary Financial Statements
Schedule 4(c)     -ProCon Financial Statements